EXHIBIT 11  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS:
(amounts in thousands, except share data)

                                        Three months           Six months
                                        ended June 30,        ended June 30,
                                     1996       1995         1996        1995
                                   -------    --------     -------     -------
PRIMARY:

Net earnings (loss) from
  continuing operations           $  5,427   $   (922)    $  6,366   $ (2,399)
Discontinued Operations                  0      20,706           0     22,856
                                  --------   ---------   ---------    --------
Net earnings                         5,427      19,784       6,366     20,457

Adjustment for dividends
 on convertible
 preferred shares                     (499)       (560)     (1,009)    (1,139)
                                   --------  ---------   ---------    --------
  Adjusted net earnings           $  4,928    $ 19,224    $  5,357      19,318
                                  ========   =========   =========    ========
Weighted average common
  shares outstanding            15,787,077  15,557,403  15,757,680  15,527,172

Common stock equivalents:
  Stock options                     42,288      18,088      43,178       6,084
  Employee incentive plans         125,514     188,499     147,965     193,442
                                ----------  ----------  ----------  ----------
Total                           15,954,879  15,763,990  15,948,823  15,726,698
                                ==========  ==========  ==========  ==========
Primary earnings (loss)
  per common share from
  continuing operations           $   0.31     $ (0.09)    $  0.34     $(0.22)
Discontinued Operations               0.00        1.31        0.00       1.45
                                  --------    --------     -------     -------
Primary earnings
  per common share                 $  0.31     $  1.22     $  0.34     $ 1.23
                                 =========    ========     =======     =======

FULLY-DILUTED:

Net earnings (loss) from
  continuing operations            $ 5,427   $   (922)    $  6,366   $ (2,399)
Discontinued Operations                  0     20,706            0     22,856
                                   -------    --------     -------     -------
Net earnings                         5,427      19,784       6,366     20,457

Adjustment for incremental
  expense from conversion of
  convertible preferred shares (1)    (220)       (249)          0       (505)
Adjustment for dividends
  on convertible
  preferred shares                       0           0       (1,009)        0

                                ----------   ---------    --------    --------
  Adjusted net earnings            $ 5,207    $ 19,535     $  5,357  $  19,952
                                ==========   =========    =========   ========
Weighted average common
  shares outstanding            15,787,077  15,557,403  15,757,680  15,527,172

Common stock equivalents:
 Stock options                      42,288      29,974      43,178      45,917
 Employee incentive plans          125,514     188,499     147,965     193,442
 Convertible preferred stock (1)   913,183   1,030,740           0   1,045,571
                               ----------- -----------  ----------  ----------
    Total                       16,868,062  16,806,616  15,948,823  16,812,102
                               =========== ===========  ==========  ==========
Fully diluted earnings (loss)
  per common share from
  continuing operations            $  0.31    $ (0.07)    $  0.34     $ (0.17)
Discontinued Operations               0.00       1.23        0.00        1.36
                                    ------     -------      ------      ------
Fully diluted earnings
  per common share                 $  0.31    $  1.16     $  0.34     $  1.19
                                   =======     =======     =======     =======

(1) For the six months ended June 30, 1996, no adjustment was made to net earnings for incremental dividends on preferred stock or to common stock equivalents for convertible preferred stock as these adjustments would be anti-dilutive.





1